Exhibit 99.1

By Electronic Delivery to: cschnittker@echotx.com; kburke@echotx.com; colimpio@echotx.com

June 25, 2013

Christopher P. Schnittker, CPA
Senior Vice President and Chief Financial Officer
Echo Therapeutics, Inc.
8 Penn Center
1628 JFK Blvd., Suite 300
Philadelphia, PA 19103

Re:	Echo Therapeutics, Inc. (the “Company”) Nasdaq Security: Common Stock Nasdaq Symbol: ECTE

Dear Mr. Schnittker:

On March 19, 2013, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The Nasdaq Stock Market. Since then, Staff has determined that for the last 12 consecutive business days, from June 7, 2013 to June 24, 2013, the closing bid price of the Company’s common stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and this matter is now closed.

If you have any questions, please contact Rachel Scherr, Listing Analyst, at +1 301 978 8072.

Sincerely,

/s/ Randy Genau
Randy Genau
Director
Nasdaq Listing Qualifications